Exhibit 99.2

Jan 8, 2015

Versartis Initiates Global Phase 3 Study of VRS-

317 in Children With Growth Hormone

Deficiency

THE VELOCITY STUDY BEGINS FOR LONG-ACTING RECOMBINANT

HUMAN GROWTH HORMONE IN GHD PEDIATRIC PATIENTS

MENLO PARK, Calif., Jan. 8, 2015 (GLOBE NEWSWIRE) — Versartis, Inc. (Nasdaq:VSAR), an endocrine-focused biopharmaceutical company that is developing a novel, long-acting form of recombinant human growth hormone (rhGH), today announced the initiation of its Phase 3 study of VRS-317 for semi-monthly dosing in children with growth hormone deficiency (GHD). This registration trial follows positive data from the Company’s completed Phase 1b/2a VERTICAL study and the ongoing long-term Extension Study.

“The initiation of our global Phase 3 study in pediatric GHD patients is a significant milestone in our goal of commercializing VRS-317,” said Jeffrey L. Cleland, PhD, Chief Executive Officer. “After 12 months of continuous dosing with VRS-317 in our Phase 1b/2a and Extension Study, we are confident in our trial design and look forward to furthering the development of our lead product candidate as a semi-monthly treatment. Our team has extensive knowledge and experience in bringing growth hormone therapies to market and we are diligently working towards commercializing VRS-317 for patients and families who suffer with the burden of daily dosing events.”

The Versartis Long-Acting Growth Hormone in Children compared To Daily rhGH (VELOCITY) Study is a randomized, open-label, Phase 3 registration study being conducted in the United States, Western Europe and Canada. This study is expected to enroll up to 136 naïve to treatment, pre-pubertal children with GHD and will include a 3:1 randomization of 3.5 mg/kg VRS-317 semi-monthly to daily rhGH at the highest approved dose on the labels of Genotropin® and Norditropin® 34 µg/kg/day. The primary endpoint is non-inferiority between the two treatment groups for 12 month height velocity. After completing the Phase 3 study, all patients will be offered the opportunity to continue treatment with VRS-317 in the ongoing pediatric Extension Study. The Company anticipates having six month interim results in mid-2016 and final data in early 2017.

About Versartis

Versartis, Inc. is an endocrine-focused biopharmaceutical company initially developing VRS-317, a novel, long-acting form of recombinant human growth hormone, for the treatment of growth hormone deficiency (GHD). VRS-317 is intended to reduce the burden of daily injection therapy by requiring significantly fewer injections, potentially improving compliance and, therefore, treatment outcomes. The Company completed the Phase 2a stage of a Phase 1b/2a trial evaluating weekly, semi-monthly and monthly dosing regimens of VRS-317 in children with GHD in June 2014 and began a global Phase 3 registration study in GHD children in January 2015. Further information on Versartis can be found at www.versartis.com.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “expects,” “intend,” “potential,” “will” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: plans and timing regarding our Phase 3 VELOCITY Study, the potential efficacy of the selected Phase 3 dose of VRS-317 and potential safety, efficacy and other benefits of and market opportunity for VRS- 317. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: our success being heavily dependent on VRS-317; VRS-317 being a new chemical entity; the potential for serious adverse side effects, if they are associated with VRS-317; VRS-317 may not have favorable results in later clinical trials or receive regulatory approval; other long-acting rhGH products and product candidates have failed to generate commercial success or obtain regulatory approval; delays in enrollment of patients in our clinical trials could increase our costs and cause delay; VRS-317 may cause serious adverse side effects or have properties that delay or prevent regulatory approval or limit its commercial profile; we may encounter difficulties in manufacturing VRS-317; if approved, risks associated with market acceptance, including pricing and reimbursement; our ability to enforce our intellectual property rights; the importance of our license of intellectual property from Amunix Operating, Inc. and our need for additional funds to support our operations. We discuss many of these risks in greater detail under the heading “Risk Factors” section contained in our Quarterly Report on Form 10-Q for the 3 months ended September 30, 2014, which is on file with the Securities and Exchange Commission (SEC). Forward-looking statements are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

CONTACT:	Corporate

Joshua Brumm

Chief Financial Officer

(650) 963-8582

IR@versartis.com

Investors

Nick Laudico

The Ruth Group

(646) 536-7030

nlaudico@theruthgroup.com

Media

Debra Bannister

Corporate Communications

(530) 676-7373

media@versartis.com